CUSTODIAN SERVICES AGREEMENT
                          ----------------------------


      THIS  AGREEMENT  is made as of March 13,  2003 by and  between  PFPC TRUST

COMPANY ("PFPC Trust"), and EXCELSIOR BUYOUT INVESTORS, LLC (the "Fund").

                        W I T N E S S E T H:

      WHEREAS, the Fund is a closed-end,  non-diversified  management investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act");

and

      WHEREAS,  the Fund  wishes  to  retain  PFPC  Trust to  provide  custodian services,  and PFPC Trust wishes to furnish custodian services,  either directly or through an affiliate or affiliates, as more fully described herein.

      NOW,  THEREFORE,  in  consideration  of the premises and mutual  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

1.    Definitions.  As Used in This Agreement:

      (a) "1933 Act" means the Securities Act of 1933, as amended.

      (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's managers to give Oral  Instructions  and

          Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix (as the same may be revised by the Fund upon  reasonable  prior  notice to

          PFPC  Trust  from  time to  time).  An  Authorized  Person's  scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.


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     (d)  "Book-Entry  System" means Federal Reserve Treasury  book-entry system for United  States and federal  agency  securities,  its  successor or successors,  and its  or  nominees  and any  book-entry  system maintained by an exchange registered with the SEC under the 1934 Act.

     (e)  "Oral Instructions" mean oral instructions received by PFPC Trust from an  Authorized  Person or from a person  reasonably  believed  by PFPC

          Trust to be an  Authorized  Person  who is  listed  on the  Authorized

          Persons. Oral Instructions shall include any e-mail communication sent by an Authorized Person and received and opened by PFPC.

     (f)  "PFPC Trust" means PFPC Trust  Company or a subsidiary or affiliate of

          PFPC Trust Company.

     (g)  "Property" means:

          (i)   any  and  all securities  and other  investment  items which the

                Fund may from time to time  deposit,  or  cause to be deposited,

                with PFPC Trust or which PFPC  Trust  may from time to time hold for the Fund;

          (ii)  all  income  in  respect  of  any of  such  securities  or other investment items;

          (iii) all proceeds of the sale of any of such securities or investment items; and

          (iv)  all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time,  from or on behalf of the Fund.

     (h)  "SEC" means the Securities and Exchange Commission.

     (i)  "Securities Laws" mean the 1933 Act, the 1934 Act and the 1940 Act.

     (j) "Units" means the membership interests in the Fund as defined in the Fund's registration statement.

     (k)  "Written  Instructions" mean (i) written  instructions  signed  by two

           Authorized


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          Persons  or  persons  reasonably  believed  by PFPC  to be  Authorized

          Persons who are listed on the then current Authorized Persons Appendix and received by PFPC Trust or (ii) trade  instructions  transmitted by means of an electronic transaction reporting system which requires the use of a  password  or other  authorized  identifier  in order to gain access.  The instructions may be delivered  electronically or by hand,

          mail, or facsimile sending device.

2.    Appointment.  The Fund  hereby  appoints  PFPC Trust to provide  custodian services to the Fund and PFPC Trust accepts such appointment and agrees to furnish such services.

3.    Delivery of Documents.  The Fund has provided or, where  applicable,  will provide  PFPC  Trust  with the  following:


     (a)  at PFPC  Trust's  request,  certified or  authenticated  copies of the resolutions of the Fund's mamagers,  approving the appointment of PFPC

          Trust or its affiliates to provide services;

     (b)  a copy of the Fund's  registration  of securities  pursuant to section

          12(g) of the Securities Exchange Act of 1934 on Form 8-A;

     (c)  a copy of the Fund's most recent effective registration statement;

     (d)  a copy of the Fund's advisory agreement;

     (e)  a  copy of the  distribution/underwriting  agreement  with  respect to each class of Units;

     (f)  a copy of the Fund's administration agreement;

     (g)  copies  of   any  distribution   and/or  member  servicing  plans  and

          agreements made in respect of the Fund; and

     (h)  certified  or  authenticated  copies  of any  and  all  amendments  or supplements to the foregoing.


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4.   Compliance with Laws.
     PFPC  Trust  undertakes  to  comply  with  applicable  requirements  of the

      Securities  Laws and with the  requirements  of such  other  laws that are applicable to the duties to be performed by PFPC Trust with respect to the

      Fund as are reasonably requested of PFPC by the Fund and as are acceptable to PFPC  Trust  (such  acceptance  by PFPC  Trust  not to be  unreasonably withheld).  Except as stated herein,  PFPC Trust assumes no responsibility for  compliance  by the  Fund or any  other  entity  with  respect  to any requirements applicable to the Fund or any other entity.

5.    Instructions.

      (a)  Unless  otherwise  provided in this  Agreement,  PFPC Trust shall act only upon Oral Instructions or Written Instructions.

      (b)  PFPC Trust shall be entitled to rely upon any Oral Instruction or

           Written Instruction it receives from an Authorized Person (or from a person  reasonably  believed by PFPC Trust to be an Authorized Person who is  listed  on the  then  current  Authorized  Persons  Appendix)

           pursuant  to this  Agreement.  PFPC  Trust may  assume  that any Oral

           Instructions or Written  Instructions  received  hereunder are not in any way inconsistent with the provisions of organizational  documents of the Fund or of any vote,  resolution  or  proceeding of the Fund's

           managers   or of the  Fund's  members,  unless  and until  PFPC Trust receives Written Instructions to the contrary.

      (c)  The  Fund  agrees  to  forward  to PFPC  Trust  Written  Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its  affiliates)  so that PFPC Trust  receives the  Written  Instructions  by the close of business on the day after such Oral  Instructions  are received.  The fact that such


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

          confirming Written  Instructions  are  not  received  by PFPC Trust or differ  from the Oral  Instructions  shall  in no way  invalidate  the transactions or enforceability  of the transactions  authorized by the

          Oral  Instructions  or PFPC  Trust's  ability  to rely  upon such Oral

          Instructions.  PFPC  Trust  shall  promptly  notify  the  Fund  of any differences between  the Oral Instructions and  the confirming Written

          Instructions.   Where   Oral  Instructions  or  Written   Instructions

          reasonably  appear to  have been received  from an Authorized  Person,

          who is    listed  on the  then  current  Authorized  Persons  Appendix

          PFPC Trust shall incur no  liability  to the Fund in  acting upon such

          Oral Instructions or  Written Instructions  provided that PFPC Trust's actions comply with the other provisions of this Agreement.

6.    Right to Receive Advice.

      (a) Advice of Counsel.  If PFPC Trust shall be in doubt as to any question of law  pertaining  to any action it should or should  not take,  PFPC

          Trust may request  advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment  adviser or PFPC Trust, at the option of PFPC Trust).  If PFPC Trust requests advice with respect to the Fund from counsel to the Fund,  it will inform the Fund of that fact.

      (b) Protection  of  PFPC  Trust.   Without  limiting  PFPC  Trust's  other

          protections under this Agreement, PFPC Trust shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Trust  believes,  in good faith,  to be consistent  with those  directions or advice or Oral  Instructions  or

          Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in

          accordance  with such  directions  or advice or Oral  Instructions  or

          Written Instructions unless, under the


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

          terms of other  provisions of this Agreement,  the same is a condition of PFPC Trust's properly taking or not taking such action.


7.    Records;  Visits.  The books and records pertaining to the Fund, which are in the  possession  or  under  the  control  of PFPC  Trust,  shall be the property  of the  Fund.  Such  books and  records  shall be  prepared  and maintained  as  required by the 1940 Act and other  applicable  securities laws,  rules and regulations.  The Fund and Authorized  Persons shall have access to such books and records at all times during PFPC  Trust's  normal business  hours.  Upon the reasonable  request of the Fund,  copies of any books and records  pertaining  to the Fund  (provided the same are in PFPC

      Trust's  possession)  shall be provided by PFPC Trust to the Fund or to an

      Authorized  Person of the Fund, at the Fund's expense;  provided that upon termination  of this  Agreement  with  respect to the Fund,  the  original records of the Fund shall be delivered to the successor custodian,  at the

      Fund's reasonable expense.  Following termination of this Agreement,  PFPC

      Trust may  maintain a copy of the records of such Fund at its own expense.

8.    Confidentiality.  Each  party  shall  keep  confidential  any  information relating  to the  other  party's  business  ("Confidential  Information").

      Confidential Information shall include (a) any data or information that is competitively  sensitive material,  and not generally known to the public,

      including,  but not limited to, information about product plans, marketing

      strategies,   finances,  operations,   customer  relationships,   customer

      profiles,  customer lists,  sales estimates,  business plans, and internal performance  results  relating  to the past,  present  or future  business activities of the Fund or PFPC Trust,  their  respective  subsidiaries and affiliated  companies and the  customers,  clients and suppliers of any of them;  (b) any  scientific  or  technical  information,  design,  process,

      procedure,  formula,  or

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

      improvement that is commercially valuable and secret in the sense that its confidentiality  affords  the Fund or PFPC Trust a  competitive  advantage over  its  competitors;  (c) all  confidential  or  proprietary  concepts,

      documentation,  reports, data,  specifications,  computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets,  whether or not  patentable  or  copyrightable;  and (d) anything designated as  confidential.  Notwithstanding  the foregoing,  information shall not be subject  to such  confidentiality  obligations  if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes  publicly  known  or  available  through  no  wrongful  act of the receiving party; (c) is rightfully received from a third party who, to the best  of  the  receiving  party's  knowledge,  is  not  under  a  duty  of confidentiality;  (d) is released by the protected  party to a third party without  restriction;  (e) is required to be  disclosed  by the  receiving party pursuant to a requirement of a court order,  subpoena,  governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement,  to the extent such notice is  permitted);  (f) is required to be  released  in  connection  with the services provided under this Agreement;  (g) is relevant to the defense of any claim or cause of action asserted  against the receiving party; or (h)

      has been or is independently developed or obtained by the receiving party.

      PFPC Trust will not gather,  store,  or use any Customer  Information  (as defined below),  and will not disclose,  distribute,  sell, share, rent or otherwise transfer any Customer  Information to any third party, except as provided in this  Agreement or as PFPC Trust may be directed in advance in writing by the Fund or as required in  connection  with the  provision  of services  under this  Agreement or as permitted or required by  applicable law. PFPC Trust represents,  covenants,  and warrants that PFPC Trust will use Customer

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

      Information  only in compliance  with:  (a) this  Agreement;  (b) any Fund privacy  policies  provided to PFPC Trust and accepted by PFPC Trust;  and

      (c) all  applicable  laws,  policies and  regulations  (including  but not limited to applicable laws,  policies and regulations related to spamming,

      privacy, and consumer  protection).  As soon as PFPC Trust no longer needs to retain such Customer  Information  in order to perform its duties under this  Agreement,  PFPC Trust will upon request  promptly  return or (if so instructed  by the Fund in writing)  destroy all  originals  and copies of such Customer  Information,  except to the extent PFPC Trust is prohibited by law from doing so. "Customer  Information"  means all  intentionally or

      unintentionally   disclosed  non-public  personal   information,   however

      collected,  including without limitation,  through "cookies",  Web bugs or

      non-electronic  means,   pertaining  to  or  identifiable  to  a  customer

      including without limitation:  name, address,  e-mail address,  passwords,

      personal financial  information,  personal preferences,  demographic data,

      marketing data, data about  securities  transactions,  credit data, or any other identification data.

9.    Cooperation with  Accountants.  PFPC Trust shall cooperate with the Fund's independent  public  accountants  and shall take all reasonable  action to make any requested information available to such accountants as reasonably requested by the Fund.

10.   PFPC System. PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions,  discoveries,  patentable or copyrightable matters, concepts,  expertise, patents, copyrights, trade secrets,  and other related legal rights owned or licensed and utilized by

      PFPC Trust in connection  with the services  provided by PFPC Trust to the

      Fund  (collectively,  "PFPC  System  Elements").  To the extent  that PFPC


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

      System  Elements are  incorporated  in any work  product  produced for the

      Fund,  PFPC  Trust  hereby  grants  a   non-exclusive,   royalty-free  and

      non-transferable  license  to use the  PFPC  System  Elements  in the form provided to the Fund.

11.   Disaster  Recovery.  PFPC Trust  shall  enter into and shall  maintain  in effect with appropriate  parties one or more agreements  making reasonable provisions for emergency use of electronic  data  processing  equipment to the extent appropriate  equipment is available.  In the event of equipment failures,  PFPC Trust shall,  at no additional  expense to the Fund,  take reasonable steps to minimize service interruptions.

12.   Compensation.  As compensation for custody services rendered by PFPC Trust during the term of this  Agreement,  the Fund will pay to PFPC Trust a fee or fees as may be agreed to in  writing  from time to time by the Fund and

      PFPC  Trust.  The Fund  acknowledges  that PFPC  Trust may  receive  float benefits in  connection  with  maintaining  certain  accounts  required to provide services under this Agreement.

13.   Indemnification.

      (a) The Fund  agrees to  indemnify  and hold  harmless  PFPC Trust and its affiliates  from all taxes,  charges,  expenses,  assessments,  claims and

      liabilities   (including,   without   limitation,   attorneys'   fees  and

      disbursements  and  liabilities  arising under the Securities Laws and any state and foreign  securities and blue sky laws)  (collectively  "Losses")

      arising  directly or  indirectly  from any action or omission to act which

      PFPC Trust takes in connection with the provision of services to the Fund.

      Neither PFPC Trust,  nor any of its  affiliates,  shall be indemnified and held harmless against any Losses caused by PFPC Trust's or its affiliates'

      own willful misfeasance, bad faith, negligence or breach of its duties and obligations  under this Agreement.

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

      (b)  Notwithstanding  anything in this Agreement to the contrary,  neither the Fund nor its  affiliates  shall be liable for any  consequential,

           special or indirect  losses or damages  whether or not the likelihood of such damages or loss was known by the Fund or its affiliates.

      (c)  PFPC Trust will  indemnify and hold harmless the Fund from all Losses incurred by the Fund to the extent (and only to the extent) that such

           Losses  arise out of PFPC's (i) breach of its duties and  obligations under this Agreement;  (ii) willful misfeasance;  (iii) bad faith; or

           (iv)  negligence.

14.  Responsibility  of PFPC Trust.

     (a)   PFPC  Trust  shall be under no duty to take any action  hereunder  on behalf of the Fund except as stated  herein or as may be agreed to by

           PFPC Trust and the Fund in writing.  PFPC Trust shall be obligated to exercise reasonable care and reasonable  diligence in the performance of its duties and  obligations  hereunder and to act in good faith in performing  services provided for under this Agreement.  For purposes of indemnification under Section 13 of this Agreement,  the standards set forth in the prior  sentence will be used as the  measurement  of whether  PFPC  Trust's  performance  is in breach of its  duties  and obligations  with respect to the Fund under this Agreement.

     (b)   PFPC Trust, in connection with its duties under this Agreement, shall not be under any duty or  obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of

           any  Oral  Instruction  or  Written  Instruction,   notice  or  other

           instrument  which  conforms to the  applicable  requirements  of this

           Agreement,  and which PFPC Trust  reasonably  believes to be


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

           genuine.  Notwithstanding anything in this Agreement to the contrary,

           PFPC Trust  shall not be liable for any  Losses,  delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's reasonable  control,  including  without  limitation acts of civil or military authority, national emergencies,  labor difficulties,  fire,

           flood or catastrophe,  acts of God, acts of terrorism,  insurrection,

           war, riots or failure of the mails, transportation,  communication or power supply. For clarity,  the immediately  preceding sentence shall not obviate PFPC Trust's  duties under Section 11 of this  Agreement.

     (c)   Notwithstanding  anything in this Agreement to the contrary,  neither

           PFPC Trust nor its affiliates shall be liable for any  consequential,

           special or indirect losses or damages,  whether or not the likelihood of such losses or damages  was known by PFPC Trust or its  affiliates

     (d)   Each party shall have a duty to mitigate  damages for which the other party may  become  responsible.


15.  Description  of  Services.

     (a)   Delivery  of the  Property.  The Fund will  deliver  or  arrange  for delivery to PFPC Trust, all the Property owned by the Fund, including

           cash received as a result of the  distribution of Units,   during the

           term of this  Agreement.  PFPC Trust will not be responsible for such property until actual receipt.

     (b)   Receipt and  Disbursement of Money.  PFPC Trust,  acting upon Written

           Instructions, shall open and maintain separate accounts in the Fund's name  using all cash  received  from or for the  account of the Fund,

           subject to the terms of this  Agreement.  In  addition,  upon Written

           Instructions,  PFPC Trust shall open

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

           separate   custodial  accounts  for  the  Fund   (collectively,   the

           "Accounts")  and shall hold in the Accounts all cash received from or for the  Accounts of the Fund  specifically  designated  to the Fund.

           PFPC Trust shall make cash payments from or for the Fund only for:

           (i) purchases of securities in the the Fund, PFPC Trust, PFPC Trust's nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

           (ii) purchase or redemption of Units of the Fund delivered to PFPC Trust;

           (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by the Fund;

           (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the members, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to members, or, in lieu of paying the Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to members in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

           (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

           (vi) payments of the amounts of dividends received with respect to securities sold short;

           (vii) payments made to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

           (viii)  other payments, upon Written Instructions.

      PFPC Trust is hereby authorized to endorse and collect all checks,  drafts or other  orders for the payment of money  received as  custodian  for the

      Accounts.

      (c) Receipt of Securities; Subcustodians.

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

           (i) PFPC Trust shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Fund's managers, or any officer, employee or agent of the Fund withdraw any securities.

                   At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                   In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets. Any such arrangement will be entered into with prior written notice to the Fund (or as otherwise provided in the 1940 Act).

                   PFPC Trust shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c).

      (d)  Transactions   Requiring   Instructions.   Upon   receipt   of   Oral

           Instructions or Written  Instructions and not otherwise,  PFPC Trust,

           directly or through the use of the Book-Entry System, shall:

           (i) deliver any securities held for the Fund against the receipt of payment for the sale of such securities;

           (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

           (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

           (iv) deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

           (v)     deliver any  securities  held for the Fund to any  protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to;

           (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

           (vii) release securities belonging to the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

           (viii) release and deliver securities owned by the Fund in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

           (ix)    release and deliver or exchange  securities owned by the Fund
                   in  connection  with  any  conversion  of  such   securities,
                   pursuant to their terms, into other securities;

           (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

           (xi) release and deliver securities owned by the Fund for the purpose of redeeming in kind Units of the Fund upon delivery thereof to PFPC Trust; and

           (xii) release and deliver or exchange securities owned by the Fund for other purposes.

                   PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xii).

      (e)  Use of Book-Entry System. PFPC Trust is authorized and instructed, on

           a  continuous   basis,  to  deposit  in  the  Book-Entry  System  all

           securities  belonging to the Fund eligible for deposit therein and to utilize the  Book-Entry  System to the extent  possible in connection with  settlements  of purchases  and sales of securities by the Fund,

           and  deliveries  and  returns  of  securities   loaned,   subject  to

           repurchase  agreements  or  used as  collateral  in  connection  with borrowings. PFPC Trust shall continue to perform such duties until it

           receives  Written  Instructions  or  Oral  Instructions   authorizing

           contrary actions.

      PFPC Trust shall administer the Book-Entry System as follows:

           (i) With respect to securities of the Fund which are maintained in the Book-Entry System, the records of PFPC Trust shall identify by Book-Entry or otherwise those securities belonging to the Fund.

           (ii) Assets of the Fund deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

           PFPC Trust will  provide the Fund with such reports on its own system of internal  control as the Fund may reasonably  request from time to time.

      (f)  Registration  of Securities.  All Securities  held for the Fund which are issued or issuable  only in bearer form,  except such  securities held in the Book-Entry System,  shall be held by PFPC Trust in bearer form; all other securities held for the Fund may be registered in the name of the Fund, PFPC Trust, the Book-Entry System, a sub-custodian,

           or any duly  appointed  nominee of the Fund,  PFPC Trust,  Book-Entry

           System or sub-custodian. The Fund reserves the right to instruct PFPC

           Trust  as to  the  method  of  registration  and  safekeeping  of the securities  of the Fund.  The Fund  agrees to  furnish  to PFPC Trust appropriate  instruments  to enable  PFPC Trust to hold or deliver in proper form for  transfer,  or to register in the name of its nominee or in the name of the  Book-Entry  System  or in the name of  another appropriate entity, any securities which it may hold for the Accounts and  which  may from  time to time be  registered  in the name of the

           Fund.

     (h)   Voting and Other  Action.  Neither  PFPC Trust nor its nominee  shall vote any of the securities  held pursuant to this Agreement by or for

           the  account  of  the  Fund,   except  in  accordance   with  Written

           Instructions.  PFPC  Trust,  directly  or  through  the  use  of  the

           Book-Entry  System,  shall execute in blank and promptly  deliver all notices,  proxies  and proxy  soliciting  materials  received by PFPC

           Trust as custodian of the Property to the  registered  holder of such securities.

     (h)   Transactions Not Requiring  Instructions.  In the absence of contrary

           Written Instructions,  PFPC Trust is authorized to take the following actions:

          (i) Collection of Income and Other Payments.


              (A) collect and receive for the account of the Fund., all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income, as collected, to the Fund's custodian account;

              (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

              (C) receive and hold for the account of the Fund all securities received as a distribution on the Fund's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Fund and held by PFPC Trust hereunder;

              (D) present for payment and collect the amount payable upon all securities which may mature or be, on a mandatory basis, called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

              (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

          (ii) Miscellaneous Transactions.

               (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                    (1) for examination by a broker or dealer selling for the account of the Fund in accordance with street delivery custom;

                    (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                    (3) for transfer of securities into the name of the Fund or PFPC Trust or a sub-custodian or a nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC Trust.

               (B) unless and until PFPC Trust receives Oral Instructions or Written Instructions to the contrary, PFPC Trust shall:

                    (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

                    (2) collect interest and cash dividends received, with notice to the Fund, to the account of the Fund;

                    (3) hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust; and

                    (4) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name, on behalf of the Fund, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

      (i) Segregated Accounts.

           (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of the Fund. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                (B)  upon receipt of Written Instructions, for other purposes.

           (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such members holding Units through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

      (j)  Purchases of Securities. PFPC Trust shall settle purchased securities upon  receipt  of Oral  Instructions  or  Written  Instructions  that specify:

           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

           (ii) the number of shares or the principal amount purchased and accrued interest, if any;

           (iii) the date of purchase and settlement;

           (iv)  the purchase price per unit;

           (v)   the total amount payable upon such purchase;

           (vi)  the Fund involved; and

           (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

      (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

           (ii) the number of shares or principal amount sold, and accrued interest, if any;

           (iii)the date of trade and settlement;

           (iv) the sale price per unit;

           (v)  the total amount payable to the Fund upon such sale;

           (vi) the name of the broker through whom or the person to whom the sale was made;

           (vii) the location to which the security must be delivered and delivery deadline, if any; and

           (viii)the Fund involved.

      PFPC Trust shall deliver the  securities  upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is  the  same  as was  set  forth  in the  Oral  Instructions  or  Written

      Instructions. Notwithstanding the other provisions thereof, PFPC Trust may accept  payment  in such  form as shall  be  satisfactory  to it,  and may deliver  securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

      (l) Reports; Proxy Materials.

           (i)  PFPC Trust shall furnish to the Fund the following reports:

                (A)  such   periodic  and  special   reports  as  the  Fund  may
                     reasonably request;

                (B) a monthly statement summarizing all transactions and entries for the account of the Fund, listing each Fund security belonging to the Fund with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of the Fund including disbursements;

                (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4 of the 1940 Act; and

                (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.


          (ii)  PFPC  Trust  shall  transmit  promptly  to the  Fund  any  proxy statement,  proxy  material,  notice of a call or  conversion or similar  communication
                received by it as custodian of the Property.  PFPC  Trust  shall be under  no other  obligation  to  inform the Fund as  to  such actions or events.

      (m)  Crediting of Accounts.  If PFPC Trust in its sole discretion  credits

           the  Fund   Account   with   respect   to  (a)   income,   dividends,

           distributions,  coupons,  option premiums,  other payments or similar items on a  contractual  payment date or otherwise in advance of PFPC

           Trust's  actual  receipt of the amount due,  (b) the  proceeds of any sale or other  disposition  of assets on the  contractual  settlement date or otherwise in advance of PFPC  Trust's  actual  receipt of the amount due or (c)  provisional  crediting of any amounts due, and (i)

           PFPC Trust is  subsequently  unable to collect full and final payment for the amounts so credited  within a  reasonable  time period  using reasonable  efforts or (ii) pursuant to standard  industry  practice,

           law or  regulation  PFPC Trust is  required to repay to a third party such  amounts so credited,  or if any  Property has been  incorrectly credited,  PFPC  Trust  shall  have  the  absolute  right in its sole discretion  without demand to reverse any such credit or payment,  to debit or  deduct  the  amount  of such  credit  or  payment  from the

           Account,  and to  otherwise  pursue  recovery of any such  amounts so credited  from the Fund.  Nothing  herein or otherwise  shall require

           PFPC Trust to make any  advances or to credit any amounts  until PFPC

           Trust's  actual  receipt  thereof.  The  Fund  hereby  grants a first priority  contractual  possessory security interest in and a right of setoff against the assets  maintained in an Account  hereunder in the amount  necessary  to secure the return and  payment to PFPC Trust of any advance or credit made by PFPC Trust  (including  charges related thereto) to such Account.

      (n)  Collections.  All collections of monies or other property in respect,

           or which are to become part, of the Property (but not the safekeeping thereof  upon receipt by PFPC Trust) shall be at the sole risk of the

           Fund.  If payment is not  received by PFPC Trust  within a reasonable time after proper demands have been made, PFPC Trust shall notify the

           Fund in writing,  including copies of all demand letters, any written responses  and  memoranda  of all  oral  responses  and  shall  await instructions  from the Fund.  PFPC Trust shall not be obliged to take legal action for collection  unless and until reasonably  indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably  practicable  whenever  income  due on  securities  is not collected  in due course  and shall  provide  the Fund with  periodic status reports of such income collected after a reasonable time.

16. Duration and Termination.  This Agreement shall continue until terminated by the Fund or PFPC Trust on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated  (pending  appointment of a successor to PFPC Trust or vote of the members of the Fund to dissolve or to function  without a custodian of its cash,  securities  or other  property),

    PFPC Trust shall not deliver cash,  securities or other property of the Fund to the Fund.  It may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last  published  report,  of not less  than  twenty  million  dollars

    ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this  Agreement.  PFPC  Trust  shall  not be  required  to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs and expenses

    (such  expenses  include,  without  limitation,   expenses  associated  with
    movement (or duplication) of records and materials and conversion thereof to a  successor  service  provider,  or to a  bank  or  trust  company  pending appointment of such successor,  and all trailing  expenses  incurred by PFPC

    Trust).  PFPC Trust shall have a security interest in and shall have a right of setoff  against the  Property  as security  for the payment of such fees,

    compensation,  costs and expenses.

17. Notices.  Notices  shall be  addressed  (a) if to PFPC Trust at 8800 Tinicum

    Boulevard,   3rd  Floor,  Suite  200,   Philadelphia,   Pennsylvania  19153,

    Attention:  Sam Sparhawk; (b) if to the Fund, at Excelsior Buyout Investors,

    LLC,  c/o  United  States  Trust  Company,  225 High Ridge  Road,  Stamford,

    Connecticut 06905,  Attention:  Irene Greenberg; or (c) if to neither of the foregoing,  at such other address as shall have been given by like notice to the sender of any such notice or other  communication by the other party. If notice is sent by confirming  telegram,  cable,  telex or facsimile  sending device, it shall be deemed to have been given immediately. If notice is sent by  first-class  mail, it shall be deemed to have been given five days after it has been mailed.  If notice is sent by  messenger,  it shall be deemed to have been given on the day it is delivered.

18. Amendments.  This  Agreement,  or any term hereof,  may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. Delegation;  Assignment.  PFPC Trust may assign its rights and  delegate its duties  hereunder  to any  affiliate  of PFPC Trust or of The PNC  Financial

    Services Group, Inc., provided that PFPC Trust gives the Fund 30 days' prior written notice of such assignment or delegation.

20. Counterparts.  This  Agreement may be executed in two or more  counterparts,

    each of
    which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Further Actions.  Each party agrees to perform such further acts and execute such further  documents as are necessary to effectuate the purposes  hereof.

23. Miscellaneous.

    (a)   Entire  Agreement.  This Agreement  embodies the entire  agreement and understanding  between the parties and supersedes all prior agreements and  understandings  relating to the subject matter  hereof,  provided that the parties may embody in one or more  separate  documents  their

          agreement,   if  any,  with  respect  to  delegated  duties.

   (b)    No  Representations  or  Warranties.  There  are no  oral  or  written representations,  agreements or understandings  between PFPC Trust and the Fund except as stated in this Agreement.

   (c)    Captions.  The captions in this Agreement are included for convenience of  reference  only  and  in no  way  define  or  delimit  any  of the provisions hereof or otherwise affect their construction or effect.

   (d)    Governing Law. This Agreement shall be deemed to be a contract made in

          Delaware and governed by Delaware law, without regard to principles of conflicts of law.

   (e)    Partial  Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder  of  this  Agreement  shall  not be  affected  thereby.

   (f)    Successors and Assigns. This Agreement shall be binding upon and shall inure to
          the benefit of the parties hereto and their respective

          successors and permitted assigns.

   (g)    Facsimile  Signatures.  The  facsimile  signature of any party to this

          Agreement shall  constitute the valid and binding  execution hereof by such party.

    IN  WITNESS  WHEREOF,  the  parties  hereto have caused this Agreement to be executed as of the day and year first above written.

                                PFPC TRUST COMPANY


                               By:


                               Title:
                                     ----------------------------------------



                               EXCELSIOR BUYOUT INVESTORS, LLC


                               By:




                              Title:















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